Exhibit 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report dated January 21, 2002, included in this Form 10-K, into the Company's previously filed Registration Statement File Nos. 2-32091, 2-53247, 2-58696, 33-2161, 33-8842, 33-31095, 33-37690, 33-46096, 33-46097, 33-46098, 33-50665, 33-56115, 333-2165, 333-31573, 333-42687, 333-67391 and 333-68592. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Chicago, Illinois
February 28, 2002